UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      July 11, 2007 (July 10, 2007)
CLARCOR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
840 Crescent Centre Drive, Suite 600, Franklin, TN      37067
(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code	615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.
     5.02 On July 10, 2007, CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the “Company”), issued a press release announcing the election of Dr. Arthur Laffer to the Board of Directors of the Company. The election is effective as of July 10, 2007.
     It is not yet known to which committee(s) of the Board of Directors Dr. Laffer will be appointed. The Board will make such appointment(s) following analysis and recommendation by the Board’s Directors’ Affairs/Corporate Governance Committee.
     There are no arrangements or understandings between Dr. Laffer and any person pursuant to which Dr. Laffer was selected as a director, and there are no actual or proposed transactions between Dr. Laffer or any of his related persons and the Company. As of July 10, 2007, Dr. Laffer is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company’s directors, as more particularly described on pages 3 and 4 of the Company’s most recent Proxy Statement, under the sub-heading “Meetings and Fees”. There is not any other material Company plan, contract or arrangement in which Dr. Laffer will participate in connection with his appointment.
Item 9.01 Financial Statements and Exhibits
     Exhibit 99.1 — Press Release dated July 10, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By	/s/ Richard M. Wolfson
Richard M. Wolfson,
Vice President, General Counsel and Secretary

Date: July 11, 2007